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                          ARTICLES OF INCORPORATION
                                      OF
                          THE NEW FORMOSA FUND, INC.

                                *  *  *  *  *


                                  ARTICLE I

     THE UNDERSIGNED, John A. MacKinnon, whose post office address is c/o Brown & Wood, One World Trade Center, New York, New York 10048-0557, being at least eighteen (18) years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                  ARTICLE II
                                     NAME
                                    ----
     The name of the Corporation is The New Formosa Fund, Inc. (the "Corporation").

                                 ARTICLE III
                             PURPOSES AND POWERS
                            -------------------
     The purpose or purposes for which the Corporation is formed is to act as a closed-end, management investment company under the Investment Company Act of 1940, as amended, and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

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                                  ARTICLE IV
                     PRINCIPAL OFFICE AND RESIDENT AGENT
                    -----------------------------------
     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                  ARTICLE V
                                CAPITAL STOCK
                               -------------
     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, all of one class called Common Stock, of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000).
     (2) The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase
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or decrease the number of authorized shares of any existing class or series.
     (3) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series.
     (4) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall
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apply in addition to a general vote of all classes and series as described above.
     (5) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the aggregate number of shares of capital stock of the Corporation entitled to vote thereon (or a majority of the aggregate number of shares of a class or series entitled to vote thereon as a separate class or series).
     (6) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

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     (7)  Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.
     (8) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. As used in the charter of the Corporation, the terms "charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.
                                  ARTICLE VI
               PROVISIONS FOR DEFINING, LIMITING
                       AND REGULATING CERTAIN POWERS OF
                     THE CORPORATION AND OF THE DIRECTORS
                               AND STOCKHOLDERS
                    ------------------------------------

     (1) The number of directors of the Corporation shall be three (3), which number may be increased pursuant to the By-Laws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:
               Andy Cheng
               Frank Hsu
               Jesse Liu


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     (2)  The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.
     (3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.
     (4) To the fullest extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with
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any act or omission that occurred prior to such amendment or repeal.
     (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.
     (6) A director elected by the holders of capital stock may be removed (with or without cause), but only by action taken by the holders of at least sixty-six and two-thirds percent (662/3%) of the shares of capital stock then entitled to vote in an election to fill that directorship.

                                 ARTICLE VII
                         DENIAL OF PREEMPTIVE RIGHTS
                        ---------------------------
     No shareholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder; and the Board of
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Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, other securities convertible into shares of any class, either whole or in part, to the existing shareholders.

                                 ARTICLE VIII
                            DETERMINATION BINDING
                           ---------------------
     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of
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Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

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                                  ARTICLE IX
                        ELECTION BY INVESTMENT COMPANY
                       ------------------------------
     Pursuant to Section 3-603(e)(1) of the Maryland General Corporation Law, the Corporation hereby elects to have the provisions of Section 3-602 of the Maryland General Corporation Law apply to "business combinations" of the Corporation with "interested stockholders" of the Corporation, as such terms are defined in Section 3-601 of the Maryland General Corporation Law.

                                  ARTICLE X
                       PRIVATE PROPERTY OF STOCKHOLDERS
                      --------------------------------
     The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                  ARTICLE XI
                             PERPETUAL EXISTENCE
                            -------------------
     The duration of the Corporation shall be perpetual.

                                 ARTICLE XII
                        CONVERSION TO OPEN-END COMPANY
                       ------------------------------
     Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required
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to approve, adopt or authorize an amendment to these Articles of
Incorporation of the Corporation that makes the Common Stock a "redeemable security" (as that term is defined in Section 2(a)(32) the Investment Company Act of 1940, as amended), unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

                                 ARTICLE XIII
                     MERGER, SALE OF ASSETS, LIQUIDATION
                    -----------------------------------
     Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at
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least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

                                 ARTICLE XIV
                           CONSENT OF STOCKHOLDERS
                          -----------------------
     Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, any action taken by the written consent of the holders of the outstanding shares of the capital stock of the Corporation must be taken by unanimous written consent of the holders of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter.

                                  ARTICLE XV
                                  AMENDMENT
                                 ---------
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholders' rights, and all rights conferred upon stockholders herein are granted subject to
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this reservation.  Notwithstanding any other provisions of these  Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the amendment or repeal of Section (5) of Article V, Section (1), Section (3), Section (4), Section (5) and Section (6) of Article VI, Article IX, Article X, Article XI, Article XII, Article XIII, Article XIV or this Article XV, of these Articles of Incorporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter.
     IN WITNESS WHEREOF, the undersigned incorporator of The New Formosa Fund, Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.
     Dated the 10th day of November, 1995.



                                   -----------------------------
                                          John A. MacKinnon



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